UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2024

Everbridge, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37874	26-2919312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive Suite 400
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 230-9700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVBG	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2024, Everbridge, Inc. (“Everbridge” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Emerson Parent, LLC (“Parent”) and Project Emerson Merger Sub, Inc. (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Everbridge (the “Merger”), with Everbridge continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thoma Bravo Discover Fund IV, L.P. (the “Thoma Bravo Fund”), an investment fund managed by Thoma Bravo, L.P..

The Board of Directors of Everbridge (the “Board”) determined that the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of Everbridge and its stockholders, and have approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger.

Also on February 4, 2024, in connection with the execution of the Merger Agreement, the Thoma Bravo Fund delivered to Everbridge an equity commitment letter (the “Equity Commitment Letter”) pursuant to which the Thoma Bravo Fund has committed to invest in Parent the cash amounts set forth therein for the purpose of funding up to the full amount of the aggregate merger consideration payable therein. Everbridge is a third party beneficiary of the Equity Commitment Letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Everbridge, par value $0.001 per share (“Common Stock”), outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Common Stock owned by stockholders of Everbridge who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware) will automatically be converted into the right to receive $28.60 in cash without interest thereon (the “Per Share Price”), subject to applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase shares of Common Stock that is vested at the Effective Time, or that vests as a result of the Merger at the Effective Time, will automatically be cancelled and converted into the right to receive an amount in cash equal to (x) the total number of shares of Common Stock subject to such vested option multiplied by (y) the excess, if any, of (A) the Per Share Price over (B) the exercise price per share of such vested option, without interest thereon and subject to applicable withholding taxes. Each outstanding option to purchase shares of Common Stock that is not vested at the Effective Time will automatically be cancelled and converted solely into the contingent right to receive an amount in cash equal to (x) the total number of shares of Common Stock subject to such unvested option immediately prior to the Effective Time, multiplied by (y) the excess, if any, of (A) the Per Share Price over (B) the exercise price per share of such unvested option, without interest thereon and subject to applicable withholding taxes, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested options immediately prior to the Effective Time. Any option to purchase shares of Common Stock, vested or unvested, that has an exercise price per share that is greater than or equal to the Per Share Price will be automatically cancelled at the Effective Time for no consideration or payment.

Pursuant to the Merger Agreement, at the Effective Time, each of the Company’s outstanding restricted stock units subject to time-based vesting (a “Company RSU”) that is vested at the Effective Time, or that vests as a result of the Merger at the Effective Time, will automatically be cancelled and converted solely into the right to receive an amount in cash equal to (x) the total number of shares of Common Stock subject to such vested Company RSU immediately prior to the Effective Time, multiplied by (y) the Per Share Price, without interest thereon and subject to applicable withholding taxes. Each Company RSU that is not vested at the Effective Time will be automatically cancelled and converted solely into the contingent right to receive an aggregate amount in cash equal to (x) the total number of shares of Common Stock subject to such unvested Company RSU prior to the Effective Time, multiplied by (y) the Per Share Price, without interest thereon and subject to applicable withholding taxes, which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested Company RSU immediately prior to the Effective Time, provided that the terms rendered inoperable by the transactions contemplated by the Merger Agreement will no longer have any force or effect.

Pursuant to the Merger Agreement, at the Effective Time, each of the Company’s outstanding restricted stock units subject to vesting on the basis of time and the achievement of performance targets (a “Company PSU”) that is vested or vests at the Effective Time will automatically be cancelled and converted solely into the right to receive an amount in cash equal to (x) the total number of shares of Common Stock subject to such vested Company PSU immediately prior to the Effective Time, multiplied by (y) the Per Share Price, without interest thereon and subject to applicable withholding taxes. Each Company PSU that is not vested at the Effective Time will be automatically cancelled and converted solely into the contingent right to receive an aggregate amount in cash equal to (x) the total number of shares of Common Stock subject to such unvested Company PSU prior to the Effective Time based on the number of shares that such unvested Company PSU would settle for at target achievement of the applicable performance metrics, multiplied by (y) the

Per Share Price, without interest thereon and subject to applicable withholding taxes (a “Converted PSU Cash Award”), which resulting payment will be subject to the same vesting terms and conditions as applied to such unvested Company PSU immediately prior to the Effective Time, except that in lieu of vesting based on performance metrics, 50% of each Converted PSU Cash Award will instead vest at target achievement at the end of the fiscal quarter which ends immediately after the second anniversary of the date of grant, and 50% of each Converted PSU Cash Award will vest at target achievement at the end of the fiscal quarter which ends immediately after the third anniversary of the date of grant, subject in each case to continuous service through the applicable vesting date(s), and provided that terms rendered inoperable by the transactions contemplated by the Merger Agreement will no longer have any force or effect.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by the holders of a majority of the voting power of the outstanding shares of Common Stock, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other specified regulatory approvals and (3) the absence of an order or law preventing the Merger.

The Merger Agreement contains customary representations, warranties and covenants made by each of Everbridge, Parent and Merger Sub, including, among others, covenants by Everbridge regarding the conduct of its business prior to the closing of the Merger.

Beginning as of the date of the Merger Agreement and continuing until 11:59 p.m. Eastern Time on February 29, 2024 (the “Go-Shop Period”), Everbridge has the right to, among other things, (1) solicit alternative acquisition proposals from any third party that has contacted or had material discussions with the Company or its financial advisor regarding a potential acquisition proposal within the six month period prior to the date of the Merger Agreement (each, a “Specified Party”), (2) provide information (including nonpublic information) to any Specified Party in connection therewith pursuant to an acceptable confidentiality agreement, and (3) initiate or continue discussions with any Specified Party in connection therewith. Following the date of the Merger Agreement (or, solely with respect to any Specified Parties, following the Go-Shop Period), Everbridge is subject to customary restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit, initiate, propose or induce the making or knowingly encourage, facilitate or assist alternative acquisition proposals from third parties, (2) subject to certain exceptions, provide nonpublic information relating to Everbridge or any of its subsidiaries to third parties regarding alternative acquisition proposals or (3) engage in discussions or negotiations with, third parties regarding alternative acquisition proposals. In addition, Everbridge has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that the stockholders of the Company vote to adopt the Merger Agreement and approve the Merger.

Either Everbridge or Parent may terminate the Merger Agreement if (1) the Effective Time has not occurred by August 4, 2024, which may be extended to November 4, 2024 if certain closing conditions related to the receipt of required regulatory approvals have not been satisfied at such time, (2) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order preventing the Merger or (3) the stockholders of the Company fail to adopt the Merger Agreement. Everbridge may terminate the Merger Agreement in certain additional limited circumstances, including to allow Everbridge to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that the stockholders of the Company vote to adopt the Merger Agreement.

Upon termination of the Merger Agreement under certain specified circumstances, Everbridge will be required to pay Parent a termination fee (the “Company Termination Fee”) of $40,400,000. Specifically, the Company Termination Fee is payable if (1) the Merger Agreement is terminated in certain circumstances; (2) prior to such termination (but after the date of the Merger Agreement) a proposal for an alternative acquisition transaction has been publicly announced or disclosed and not withdrawn; and (3) within one year of such termination, Everbridge subsequently consummates an alternative acquisition transaction or enters into a definitive agreement providing for an alternative acquisition transaction and such transaction is ultimately consummated. The Company Termination Fee will also be payable in certain circumstances if the Merger Agreement is terminated: (1) by Parent because the Board withdraws its recommendation that the stockholders of the Company vote to adopt the Merger Agreement; or (2) by Everbridge in order to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal. Notwithstanding the foregoing, a lower fee of $20,200,000 will apply with respect to a termination by Everbridge prior to March 10, 2024 to enter into a Superior Proposal received during the Go-Shop Period with a Specified Party.

The Merger Agreement also provides that the Everbridge, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. Subject to limited exceptions, in the event the Merger Agreement is validly terminated, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at $101,000,000 plus Reimbursement Obligations (as defined in the Merger Agreement), and the Company’s liability for monetary damages for breaches of the Merger Agreement are capped at the Company Termination Fee plus any Enforcement Expenses (as defined in the Merger Agreement).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Everbridge, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the merger consideration and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Everbridge, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Everbridge acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Everbridge, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the proxy statement that Everbridge will file in connection with the transactions contemplated by the Merger Agreement, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Everbridge will make with the Securities and Exchange Commission (the “SEC”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

Pursuant to a preexisting succession plan, on February 4, 2024, the Company appointed David Rockvam as Executive Vice President and Chief Financial Officer of the Company, effective immediately. Mr. Rockvam will succeed Patrick Brickley whose last day of employment will be March 15, 2024 after which time he will remain with the Company as a consultant to assist with the transition under the terms of a consulting agreement described below.

Mr. Rockvam, age 54, joins the Company from Riskonnect where he served as Chief Financial Officer. Mr. Rockvam has 25 years of experience across all facets of technology leadership. He has lead finance, investor relations, marketing, and strategy across both public and private technology companies across the risk and security landscape. Before joining Riskonnect in April 2022, Mr. Rockvam was the Chief Financial Officer at Zix from June 2016 to December 2021. Prior to joining Zix, Mr. Rockvam held various leadership positions at Entrust and Nortel Networks.

Mr. Rockvam’s Offer Letter

In connection with Mr. Rockvam’s appointment, the Company entered into an offer letter with Mr. Rockvam on February 4, 2024 (the “Offer Letter”). The material terms of the Offer Letter are as follows: (i) an initial base salary of $420,000 per year; (ii) a one-time sign-on bonus of $500,000 repayable by Mr. Rockvam if he voluntarily resigns or is terminated for “cause”, during the twelve (12)-month period following his first day of employment; (iii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 75% of his base salary and (iv) eligibility to participate in the Company’s executive severance plan and other employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company.

In addition, pursuant to the Offer Letter, the Company will grant Mr. Rockvam an initial grant of 115,000 Company RSUs and 115,000 Company PSUs. The Company RSUs will vest over four years with 25% vesting after year one and quarterly thereafter. The Company PSUs will vest based on performance measures determined by the Board at the time of grant. Upon the occurrence of the Effective Time, 55,000 of the Company PSUs will be forfeited for no consideration, and the remainder will be treated in the same manner as other Company PSUs under the Merger Agreement, as described above.

The grants will be awarded under the Company’s 2016 Equity Incentive Plan and will be subject to substantially similar terms as the terms of the Company’s executive severance plan and standard form of award agreement. It is expected that the Company RSUs and Company PSUs will be granted in the first quarter of 2024, in each case subject to Mr. Rockvam being an employee of the Company on the date of grant.

Mr. Brickley’s Departure and Consulting Agreement

Mr. Brickley’s departure constitutes a “qualifying termination” for purposes of the Company’s executive severance plan. Additionally, as discussed above, on February 4, 2024, Mr. Brickley entered into a consulting agreement with the Company (the “Consulting Agreement”). The term of the Consulting Agreement begins on February 17, 2024 and ends on December 31, 2024, unless terminated earlier by the Company for “cause”. Pursuant to the Consulting Agreement, Mr. Brickley will receive $5,000 per month, with a daily rate of $1,500 for any day in which services are performed after having reached twenty (20) hours in the applicable month. In addition, consistent with the terms of the Company’s 2016 Equity Incentive Plan and related forms of agreement, all unvested equity awards previously granted by Everbridge to Mr. Brickley will continue to vest during the term of the consulting agreement in accordance with their terms.

Item 8.01. Other Events.

On January 31, 2024, the Company entered into a settlement agreement (the “Settlement Agreement”) with respect to a previously disclosed lawsuit filed in the United Kingdom Commercial Court against the Company and Everbridge Holdings Limited, a wholly-owned subsidiary of the Company, by certain former shareholders of The Anvil Group (International) Limited, Anvil Worldwide Limited and The Anvil Group Limited. Under the terms of the Settlement Agreement, the Company paid $25,000,000 to settle the claims.

On February 5, 2024, Everbridge and Parent issued a Joint Press Release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 4, 2024 among Project Emerson Parent, LLC, Project Emerson Merger Sub, Inc. and Everbridge, Inc.*

99.1	Joint Press Release, dated February 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Everbridge will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Everbridge may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed Merger, Everbridge intends to file a proxy statement on Schedule 14A (the “proxy statement”). After the proxy statement has been declared effective by the SEC, the proxy statement will be delivered to stockholders of Everbridge. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SECURITY HOLDERS OF EVERBRIDGE ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement (when available) and other documents filed by Everbridge with the SEC, without charge, through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by Everbridge will be available free of charge under the SEC Filings heading of the Investor Relations section of the Company’s website ir.everbridge.com.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the Merger. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Everbridge management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Everbridge. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement entered into in connection with the proposed transaction; the possibility that Everbridge stockholders may not approve the proposed transaction; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Everbridge; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Everbridge to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Everbridge Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Reports on Form 10-Q, Current Reports on Form 8 K and other filings made by the Company from time to time with the SEC. These filings, when available, are available on the investor relations section of the Everbridge website at https://ir.everbridge.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Everbridge presently does not know of or that Everbridge currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Everbridge assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

PARTICIPANTS IN THE SOLICITATION

Everbridge and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about its directors and executive officers is set forth in the Everbridge Annual Report on Form 10-K for the year ended December 31, 2022 and the proxy statement for the Everbridge 2023 Annual Meeting of Stockholders, which were filed with the SEC on February 24, 2023 and April 13, 2023, respectively. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: February 5, 2024	By:	/s/ David Wagner
David Wagner
President & Chief Executive Officer